UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2026 (May 8, 2026)

Tredegar Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2026, Tredegar Corporation (“Tredegar”) held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, 31,273,669 shares of Tredegar’s common stock were represented in person or by proxy and a quorum was present. The results of the Meeting were as follows:

Proposal 1 - Election of Directors

Nominees	For	Against	Abstain	Broker Non-Vote
Gregory A. Pratt	12,987,460	8,014,488	6,916,922	3,354,799
Arijit (Bapi) DasGupta	20,152,160	7,746,460	20,250	3,354,799
Cynthia A. Boiter	20,064,470	7,712,451	141,949	3,354,799
George C. Freeman III	8,961,052	12,039,753	6,918,065	3,354,799
David A. Parks	20,215,647	7,691,889	11,334	3,354,799
Carl E. Tack III	9,865,662	11,129,565	6,923,643	3,354,799
Christine R. Vlahcevic	17,371,698	10,521,600	25,572	3,354,799

Proposal 2 - Advisory Vote Approving Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,888,365	12,012,531	17,974	3,354,799

Proposal 3 - The Ratification of the Appointment of KPMG LLP as Tredegar’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,696,900	2,509,959	66,810	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: May 13, 2026	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Executive Vice President, General Counsel and Corporate Secretary